                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SDL, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   SDL, INC.
                              80 ROSE ORCHARD WAY
                        SAN JOSE, CALIFORNIA 95134-1365

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998

     The Annual Meeting of Stockholders (the "Annual Meeting") of SDL, Inc. (the "Company"), will be held at the Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, on Thursday, May 14, 1998, at 9:00 a.m. Pacific Daylight Time, for the following purposes:

          1. To elect two Class 1 directors to hold office until the 2001 annual meeting of stockholders and until their respective successors have been elected or appointed;

          2. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 450,000 shares to 850,000 shares;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; and

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing matters are described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE TO ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          LOGO
                                          John P. Melton,
                                          Executive Vice President, Secretary
                                          and Director
San Jose, California
April 17, 1998

               MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 17, 1998

                                   SDL, INC.
                              80 ROSE ORCHARD WAY
                        SAN JOSE, CALIFORNIA 95134-1365

                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SDL, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Thursday May 14, 1998, at 9:00 a.m. Pacific Daylight Time, at the Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, and any adjournment or postponement thereof (the "Annual Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

     The close of business on March 16, 1998 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 13,736,746 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 6,868,374 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The number of directors on the Board is currently fixed at six. The Company's Certificate of Incorporation divides the Company's Board of Directors into three Classes. The members of each class of directors serve staggered three-year terms. The Board is composed of two Class 1 directors (Dr. Scifres and Mr. Geeslin), two Class 2 directors (Dr. Myers and Mr. Melton) and two Class 3 directors (Dr. Schwettmann and Mr. Holbrook), whose terms will expire upon the election and qualification of directors at the Annual Meeting of Stockholders held in 1998, 1999 and 2000, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring.

     Two Class 1 directors are to be elected at the Annual Meeting to serve until the 2001 Annual Meeting of Stockholders and until their respective successors are elected or appointed. In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the other nominee named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the other nominee named without nomination of a substitute. The Board of Directors has no reason to believe that either of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

     In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for director. However, the right to cumulate votes in favor of one or more candidates may not be exercised until the candidate or candidates have been nominated and a shareholder has given notice at the Annual Meeting of the intention to do so. The candidates receiving the highest number of affirmative votes will be elected, up to the number of directors to be elected. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

     Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

     Certain information about the nominees for Class 1 directors is furnished below:

     Dr. Scifres has been President, Chief Executive Officer and a member of the Board of Directors of the Company since he helped found the Company in 1983. In 1992, Dr. Scifres became Chairman of the Board. Dr. Scifres earned a B.S. degree in electrical engineering from Purdue University in 1968, and M.S. and Ph.D. degrees in electrical engineering from the University of Illinois in 1970 and 1972, respectively. From 1972 to 1983 Dr. Scifres held increasingly responsible positions at the Xerox Palo Alto Research Center including Manager of Optoelectronics and Xerox Research Fellow. Dr. Scifres is a member of the National Academy of Engineering and a Fellow of the Institute of Electrical and Electronic Engineers and the Optical Society of America, holds over 100 U.S. patents and has won a number of industry awards, including awards for commercialization of semiconductor optoelectronics and laser technology. Dr. Scifres has also served as the President of the Laser and Electro-Optics Manufacturers' Association and the IEEE Lasers and Electro-Optics Society.

     Mr. Geeslin has been a Director of the Company since July 1992. Mr. Geeslin is Senior Vice President of The Sprout Group, where he has been employed since 1984. In addition, he is a direct or indirect general or limited partner of a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, a subsidiary of Donaldson, Lufkin & Jenrette, Inc. Mr. Geeslin is also a director of Actel Corporation and several privately held companies. Mr. Geeslin received a B.S.E.E. degree from Stanford

University in 1975, an M.A. degree in Philosophy, Politics and Economics from Oxford College in 1977, and an M.S. degree in engineering-economic systems from Stanford University in 1978.

The Board of Directors recommends a vote FOR the election of the nominees named.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors met eleven times during 1997. None of the directors attended fewer than 75% of all the meetings of the Board and those committees of the Board on which he served. Directors of the Company who are not employees of the Company receive automatic grants under the SDL, Inc. 1995 Stock Option Plan (the "Option Plan") of options to purchase 9,000 shares upon initial election to the Board and 1,500 shares annually thereafter for continuing directors following each annual meeting of stockholders. In addition, in November 1996, the Board of Directors approved a non-employee director compensation package consisting of (i) an annual fee of $12,000 per year, payable quarterly in arrears, and (ii) reimbursement of expenses incurred in connection with attending meetings of the Board.

     The Audit Committee currently consists of Mr. Geeslin and Mr. Holbrook. The Audit Committee, which met five times in 1997, recommends to the Board of Directors the engagement of the firm of certified public accountants to audit the financial statements of the Company for the fiscal year for which they are appointed, and monitors the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting.

     The Compensation and Stock Option Committee currently consists of Dr. Myers and Dr. Schwettmann. Its functions are to establish and review the compensation policies applicable to the Company's executive officers and to administer the Option Plan and SDL, Inc. 1995 Employee Stock Purchase Plan (the "Purchase Plan"), including determining the individuals to receive options and the terms of such options. The Compensation and Stock Option Committee met two times in 1997.

                                 PROPOSAL NO. 2

       APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

     The Company's stockholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's Purchase Plan. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy.

     The Board of Directors of the Company amended the Purchase Plan in February 1998, to effect the following, subject to stockholder approval: to increase the number of shares reserved for issuance under the Purchase Plan from 450,000 shares to 850,000 shares.

     Amended Plan Benefits. The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, no shares will be available for purchase under the Purchase Plan after the current Purchase Period (as defined below), except to the extent that shares are not purchased during the current Purchase Period due to the withdrawal of a plan participant.

 The Board of Directors recommends a vote FOR the ratification and approval of the amendment to the Company's 1995 Employee Stock Purchase Plan.

GENERAL DESCRIPTION OF THE PURCHASE PLAN

     The following summary of the Purchase Plan, including the proposed amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

     In January 1995 the Board of Directors adopted, and in February 1995 the stockholders approved, the Purchase Plan. An aggregate of 300,000 shares of the Company's Common Stock was reserved for issuance under the Purchase Plan and made available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. In May 1996 the Company declared a three-for-two split of its Common Stock, which was effected in the form of a 50% stock dividend, thus increasing the number of shares reserved for issuance under the Purchase Plan to 450,000 shares.

     The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Employees of the Company and its designated subsidiaries are eligible to participate in the Purchase Plan. Directors who are not employees are not eligible to participate. As of March 16, 1998, approximately 613 employees were eligible to participate in the Purchase Plan. In February 1998, the Board of Directors approved an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 450,000 shares to 850,000 shares. As of March 16, 1998, 287,187 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $10.62 per share, with 171,813 shares available for future issuance under the Purchase Plan.

     Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings and action by the Board of Directors have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of a Purchase Period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable Purchase Period.

     Under the Purchase Plan, an option is granted to each participant at the commencement of each 24-month period (a "Purchase Period") during which deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Purchase Plan. A new 24-month Purchase Period commences each April 10 and October 10. An employee may participate in only one Purchase Period at a time. Purchases of stock are made on the last day of each of four six-month "Accrual Periods" during the Purchase Period. Each Purchase Period terminates automatically prior to the expiration of 24 months if the average fair market value of the Company's Common Stock on the last three days of an Accrual Period within the Purchase Period is less than its fair market value on the first day of the Purchase Period, and the employee will be enrolled in the new Purchase Period commencing the following day. Payroll deductions may be from 1% to 10% (in whole percentage increments) of a participant's compensation. Participants may not make direct cash payments to their accounts. The Board of Directors or a committee thereof may establish a maximum number of shares of Common Stock which any employee may purchase under the Purchase Plan for a Purchase Period. Certain additional limitations on the amount of Common Stock which may be purchased in any calendar year are imposed by the Code.

     The price per share at which shares of Common Stock are purchased pursuant to the Purchase Plan for any Purchase Period is the lesser of (a) 85% of the fair market value of Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of Common Stock on the date of exercise of the option (the last business day of an Accrual Period). Fair market value of the Common Stock for any date is determined by averaging the high and low asked prices for the Common Stock on the three trading days prior to the date of determination. On the last business day of each Accrual Period, amounts credited to the accounts of the participants who have neither been terminated from the employ of the Company (or designated subsidiary) nor withdrawn from the Purchase Plan for such Purchase Period are used to purchase shares of Common Stock. Only amounts credited to the accounts of participants may be applied to the purchase of shares of Common Stock under the Purchase Plan. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. If for any Purchase Period, the number of shares of Common Stock available for the Plan shall be insufficient, the plan administrator is authorized to apportion the remaining available shares pro rata among participating employees on the basis of their election in effect for such Purchase Period. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration. The Purchase Plan is administered the Compensation and Stock Option Committee, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the Purchase Plan for any Purchase Period during the term of the Purchase Plan, and to resolve all questions immediately relating to the administration of the Plan. The Purchase Plan will terminate on the date preceding the tenth anniversary of its date of adoption, unless earlier terminated by the Board of Directors.

     Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     A participant may decrease the rate of his or her payroll deduction for the remainder of a Purchase Period by filling out the appropriate form and delivering it to the Company (or its designee). The reduced rate will become effective with the first full payroll period following ten business days after the Company receives the form unless the Company elects to process changes more quickly, and will remain in effect for the entire Purchase Period and each subsequent Purchase Period.

     A participant may also increase or decrease his or her rate of payroll deduction (to the 10% maximum allowed by the Purchase Plan) for a subsequent Purchase Period by filing a new payroll deduction authorization with the Company prior to the start of that Purchase Period. The new rate will become effective on the first day of the Purchase Period following the tenth business day after filing the new authorization and will remain in effect for the entire Purchase Period and each subsequent Purchase Period.

     A participant's interest in a given Purchase Period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month Accrual Period. Any withdrawal by the participant of accumulated payroll deductions for a given Purchase Period automatically terminates the participant's interest in that Purchase Period. The failure to remain in the continuous employ of the Company (or a designated subsidiary) for at least 20 hours per week and more than five months in a calendar year during a Purchase Period will be deemed to be a withdrawal from that Purchase Period.

     No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following discussion summarizes certain tax considerations for participants in the Purchase Plan and certain tax effects to the Company. State, local and foreign tax consequences may differ.

     Amounts deducted from a participant's pay under the Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Purchase Plan, or purchases Common Stock under the Purchase Plan.

     If a participant disposes of Common Stock purchased pursuant to the Purchase Plan within two years after the first day of the Purchase Period or within one year of the purchase of Common Stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Common Stock in an amount equal to the excess of the fair market value of the Common Stock on the day the Common Stock was purchased over the purchase price the participant paid for the Common Stock. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the Common Stock (that is, the purchase price plus the amount taxed as compensation income).

     If a participant disposes of Common Stock purchased pursuant to the Purchase Plan at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the Common Stock at the time of such disposition over the amount paid for the Common Stock, or (b) 15% of the fair market value of the Common Stock on the first day of the Purchase Period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

     Although the amounts deducted from a participant's pay under the Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of Common Stock under the Purchase Plan. However, if a participant disposes of Common Stock purchased pursuant to the Purchase Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant disposes of Common Stock purchased under the Purchase Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the Common Stock.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP has served as the Company's independent auditors since 1983 and has been recommended to the Board of Directors as the Company's independent auditors for 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy, management will review its future selection of auditors. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent auditors for the current year.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company and their ages as of March 16, 1998 were as follows:

                NAME                  AGE                 POSITION
                ----                  ---                 --------
Donald R. Scifres...................  51    Chairman of the Board, Chief
                                            Executive Officer and President
John P. Melton......................  61    Executive Vice President, Secretary
                                            and Director
Richard R. Craig....................  42    Vice President, Space and Avionics
                                            Group
Gregory P. Dougherty................  38    Vice President, Components Group
Stephen J. Eglash...................  40    Vice President, Printing Business
                                            Unit
John G. Endriz......................  56    Vice President, Power Delivery
                                            Business Unit
Michael C. Lancaster................  52    Vice President, Materials and
                                            Logistics
Robert J. Lang......................  36    Vice President, Research and
                                            Development
Vincent A. McCord...................  51    Vice President, Finance and Chief
                                            Financial Officer
David F. Welch......................  37    Vice President, Systems Group
Keith B. Geeslin(1).................  44    Director
Anthony B. Holbrook(1)..............  58    Director
Mark B. Myers(2)....................  59    Director
Frederic N. Schwettmann (2).........  58    Director

---------------
(1) Member of Audit Committee.

(2) Member of Compensation and Stock Option Committee.

     Dr. Scifres has been Chief Executive Officer, President and a member of the Board of Directors of the Company since he helped found the Company in 1983. In 1992, Dr. Scifres became Chairman of the Board. Dr. Scifres earned a B.S. degree in electrical engineering from Purdue University in 1968, and M.S. and Ph.D. degrees in electrical engineering from the University of Illinois in 1970 and 1972, respectively. From 1972 to 1983 Dr. Scifres held increasingly responsible positions at the Xerox Palo Alto Research Center including Manager of Optoelectronics and Xerox Research Fellow. Dr. Scifres is a member of the National Academy of Engineering and a Fellow of the Institute of Electrical and Electronic Engineers and the Optical Society of America, holds over 100 U.S. patents and has won a number of industry awards, including awards for commercialization of semiconductor optoelectronics and laser technology. Dr. Scifres has also served as the President of the Laser and Electro-Optics Manufacturers' Association and the IEEE Lasers and Electro-Optics Society.

     Mr. Melton joined the Company as a consultant in 1987 and became Manager, Business Operations of the Company in 1988. In 1992 Mr. Melton was appointed Vice President, Business Operations and became a Director of the Company. In 1997 Mr. Melton was appointed Executive Vice President. Mr. Melton earned a B.S. degree in chemistry from the University of Oklahoma in 1958, and an M.B.A. from Stanford University in 1963.

     Dr. Craig joined the Company in September 1989 as Senior Staff Engineer in the Engineering Department. He was appointed Communications Business Unit Director upon creation of the unit in August 1994, and became Vice President, Communications Business Unit in March 1995. Dr. Craig became Vice President, Space and Avionics Group, upon its creation in March 1997. Dr. Craig received a B.S. degree in physics from the University of California, Berkeley in 1978 and a Ph.D. in electrical engineering from the University of California, Los Angeles in 1985.

     Mr. Dougherty joined the Company in March 1997 as Vice President, Communications Business Unit and Corporate Marketing and Sales. In June 1997, he was appointed Vice President Communications and Information Products. In December 1997, Mr. Dougherty was appointed Vice President, Components Group. Mr. Dougherty is also the President of SDL Optics. Prior to joining the Company, from 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. From 1984 to 1989 he was employed by Laser Diode, Inc. in marketing and sales positions. Mr. Dougherty received a B.S. degree in Optics from Rochester University in 1983.

     Dr. Eglash joined the Company in March 1993 as a Staff Scientist in the Research Department and subsequently held positions in Marketing and Engineering. Dr. Eglash was appointed Vice President, Printing Business Unit upon its creation in January 1997. Prior to joining the Company, Dr. Eglash was employed by Hewlett-Packard Company from 1974 to 1985, and M.I.T. Lincoln Laboratory from 1985 to 1993. Dr. Eglash received a B.S. degree from the University of California, Berkeley in 1979 and M.S. and Ph.D. degrees from Stanford University in 1982 and 1986, respectively, all in electrical engineering.

     Dr. Endriz joined the Company in February 1988 as Engineering Manager. In 1992 Dr. Endriz was appointed Vice President, Engineering. Dr. Endriz became Vice President, Power Delivery Business Unit upon its creation in January 1997. Prior to joining the Company, Dr. Endriz was Engineering Manager and Operations Manager at Varian Image Tube Division from 1977 through 1987. Dr. Endriz was employed by RCA Sarnoff Research Center from 1972 to 1977. Dr. Endriz received B.S. and M.S. degrees in electrical engineering from the Massachusetts Institute of Technology in 1965 and a Ph.D. in electrical engineering from Stanford University in 1970.

     Dr. Lancaster joined the Company in August 1996 as Vice President, Manufacturing. In January 1998 he was appointed Vice President, Materials and Logistics. From February 1994 to July 1996, Dr. Lancaster consulted in the areas of manufacturing techniques, chip scale packaging and surface mount technology. From September 1990 to January 1994 he was Director of Engineering at Solectron Corporation, a sub-contract manufacturing company. From September 1979 to August 1990 Dr. Lancaster held successive management positions at Advanced Micro Devices, Manufacturing Services Division which is responsible for the offshore assembly of integrated circuits, package design and reliability. Dr. Lancaster received a B.S. degree in Physics at the University of Nottingham, England and an M.S. and Ph.D. at the University of Lancaster, also in England.

     Dr. Lang joined the Company in April 1992 as a Senior Research Section Manager in the Research and Development Department. He has subsequently held positions of Chief Scientist, Acting Vice President of Research and Development, and Director of Research and Development. In January 1998, Dr. Lang was appointed Vice President, Research and Development. Prior to joining the Company, Dr. Lang worked at SEL/Alcatel and NASA/JPL. Dr. Lang received a B.S. degree in Electrical Engineering from the California Institute of Technology in 1982, an M.S. degree in Electrical Engineering from Stanford University in 1983 and a Ph.D. degree in Applied Physics from the California Institute of Technology in 1986. Dr. Lang was elected a Fellow of the Optical Society of America in 1997.

     Mr. McCord joined the Company in February 1998 as Vice President, Finance and Chief Financial Officer. From November 1996 to January 1998, he was Vice President, Finance and Chief Financial Officer of QuickLogic Corporation, a privately held company in the semiconductor industry. From July 1996 to October 1996, he consulted in the financial management area to several high technology companies. From April 1996 to July 1996, Mr. McCord was Chief Financial Officer of Exergy, Incorporated, a privately held company in the energy field. From September 1991 to March 1996, he was Vice President and Controller of LSI Logic Corporation. From December 1988 to September 1991, Mr. McCord was Director of Planning for Conner Peripherals. Mr. McCord was employed by IBM from July 1974 until December 1988, where he held various positions in sales and financial management. Mr. McCord received a B.S. degree in Applied Mathematics from the Georgia Institute of Technology and an M.B.A. from Harvard University.

     Dr. Welch joined the Company in January 1985 as a member of the technical staff. In January 1991, he became Manager of the Research Department. In 1992, Dr. Welch was appointed Vice President, Research &

Development. Dr. Welch became Vice President, Systems Group upon its creation in January 1996. Dr. Welch received a B.S. degree in electrical engineering from the University of Delaware in 1981 and a Ph.D. in electrical engineering from Cornell University in 1985. Dr. Welch received the Adolph Lomb Award from the Optical Society of America in 1994 for his contributions to the commercialization of semiconductor optoelectronics and lasers.

     Mr. Geeslin has been a Director of the Company since July 1992. Mr. Geeslin is Senior Vice President of The Sprout Group, where he has been employed since 1984. In addition, he is a direct or indirect general or limited partner of a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, a subsidiary of Donaldson, Lufkin & Jenrette, Inc. Mr. Geeslin is also a director of Actel Corporation and several privately held companies. Mr. Geeslin received a B.S.E.E. degree from Stanford University in 1975, an M.A. degree in Philosophy, Politics and Economics from Oxford College in 1977, and an M.S. degree in engineering-economic systems from Stanford University in 1978.

     Mr. Holbrook has been a Director of the Company since December 1995. Mr. Holbrook retired as Chief Technical Officer of Advanced Micro Devices ("AMD") in August 1994. Mr. Holbrook joined AMD in 1973 and served in a number of executive capacities. He was elected a corporate officer in 1978 and in 1982 was named Executive Vice President and Chief Operating Officer. In 1986 Mr. Holbrook was named President of AMD and elected to the board of directors. In 1989 he moved from Chief Operating Officer to Chief Technical Officer and in 1990 from President to Vice Chairman, a position he held until April 1996. Prior to joining AMD, Mr. Holbrook held engineering management positions with Fairchild Semiconductor and Computer Micro Technology Corporation. Mr. Holbrook received a B.S. degree in engineering from UCLA in 1963 and an M.S. degree in electrical engineering from Stanford University in 1966.

     Dr. Myers has been a Director of the Company since December 1992. Dr. Myers is Senior Vice President, Corporate Research and Technology of Xerox Corporation, responsible for worldwide research and technology. Since joining Xerox in 1964, Dr. Myers has held several research and engineering positions. He was named Vice President and Manager of the Webster Research Center in 1984. He was elected Corporate Vice President in May 1989 and was named to his current position in February 1992. Dr. Myers earned a B.S. degree in geology and physics from Earlham College, Richmond, Indiana, in 1960 and a Ph.D. in material sciences from Pennsylvania State University in 1964.

     Dr. Schwettmann has been a director of Company since October 1994. Dr. Schwettmann served as President, Chief Operating Officer and a Director of Read-Rite Corporation from May 1993 until his retirement in May 1997. Dr. Schwettmann has held positions as Chairman of the Advisory Committee for Integrated Systems at Stanford University, member of the Board of the Applied Technology Institute for Microelectronics and member of the Board of SEMATECH. He currently serves on the Board of Actel Corporation. Prior to joining Read-Rite, Dr. Schwettmann worked for Hewlett-Packard Company from 1976 to 1993, his most recent position being Vice President and General Manager of the Circuit Technology Group. Dr. Schwettmann received his B.Ch.E. degree from The City College of New York in 1961, his M.Ch.E. degree from New York University in 1964, and his Ph.D.Ch.E. degree from The City University of New York in 1969.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following tables set forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

     In 1997, the Company changed from a calendar year end to a 52-53 week year ending on the Friday closest to December 31. Fiscal year 1997 ended January 2, 1998. For ease of discussion and presentation all fiscal year ends are referred to as ending on December 31.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                        ANNUAL COMPENSATION          SECURITIES
                                   ------------------------------    UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)(1)   OPTIONS (2)    COMPENSATION($)(3)
   ---------------------------     ----   ---------   -----------   ------------   ------------------
Donald R. Scifres................  1997   $222,412     $     --        25,000            $3,868
  Chairman of the Board,           1996    209,312           --            --             4,750
  Chief Executive Officer and      1995    199,938      136,283        54,825             8,450(4)
  President
John P. Melton...................  1997    164,918           --        15,000             2,746
  Executive Vice President,        1996    150,331       15,419         7,500             2,417
  Secretary and Director           1995    131,646       44,148        20,400             3,048
David F. Welch...................  1997    151,594           --        15,000             2,572
  Vice President, Systems Group    1996    138,067       14,088        12,000             2,382
                                   1995    122,028       41,629        20,400             2,335
John G. Endriz...................  1997    142,973           --         8,000             1,978
  Vice President, Power Delivery   1996    137,461           --            --             2,387
  Business Unit                    1995    130,156       38,106        17,400             2,775
Richard R. Craig.................  1997    138,746           --        12,000             2,139
  Vice President, Space and        1996    126,399        4,000            --             2,521
  Avionics Group                   1995    111,229       39,623        24,900             3,163

---------------
(1) Includes bonus amounts in the year earned, rather than in the year in which each such bonus amount was paid or is to be paid.

(2) Options granted pursuant to the Company's 1995 Stock Option Plan. The options vest annually over a four year period at the rate of 25% per year.

(3) Represents group term life insurance premiums paid by the Company and matching contributions paid by the Company under the Company's 401(k) plan.

(4) Includes reimbursement of certain expenses as specified in Dr. Scifres Employment Agreement, including tax preparation, legal expenses, physical exam and additional life insurance.

     EMPLOYMENT AGREEMENTS

     In July 1992, the Company entered into an agreement, subsequently amended in February 1993 and July 1994, with Donald R. Scifres to serve as Chief Executive Officer, President and Chairman of the Board. Dr. Scifres is entitled to receive bonuses of up to 130% of his current base salary upon achievement of specified revenue and operating income performance objectives. Under the agreement, the Company is obligated to maintain a life insurance policy for Dr. Scifres equal to two times his current base salary. If the Company terminates Dr. Scifres' employment without cause, as defined in the agreement, he is entitled to receive a lump sum payment equal to 12 months of his current base salary and an amount payable monthly for

12 months equal to 4.2% of his current base salary, and the vesting of all outstanding stock options accelerates by 12 months. Dr. Scifres is also entitled to, but since 1995 has not claimed, reimbursement of certain legal, financial planning, tax preparation, computer and medical expenses.

     The Company also has entered into employment agreements with each of the other Named Executive Officers. In addition to an annual base salary, each such Named Executive Officer is entitled to receive bonuses of up to 39% of his current base salary upon achievement of specified revenue and operating income performance objectives, with discretionary cash bonuses of up to 10% of current base salary. Under each agreement, the Company is obligated to maintain a life insurance policy for each such Named Executive Officer equal to his current base salary. If the Company terminates one of such Named Executive officer's employment without cause (as defined in the agreement), he is entitled to receive a lump sum payment equal to 6 months of his current base salary and an amount payable monthly for 6 months equal to 2.1% of his current base salary and the vesting of all options accelerates by 6 months.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to the grant of stock options under the Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                           NUMBER OF                                                        RATES OF STOCK PRICE
                          SECURITIES       % OF TOTAL         EXERCISE                        APPRECIATION FOR
                          UNDERLYING       OPTIONS TO           PRICE                          OPTION TERM(4)
                            OPTIONS       EMPLOYEES IN           PER          EXPIRATION   -----------------------
         NAME            GRANTED(#)(1)   FISCAL YEAR(2)   SHARE($/SHR) (3)       DATE        5% ($)      10% ($)
         ----            -------------   --------------   -----------------   ----------   ----------   ----------
Donald R. Scifres......     25,000            4.52             $13.00          4/30/07      $204,389     $517,965
John P. Melton.........     15,000            2.71              13.00          4/30/07       122,633      310,779
David F. Welch.........     15,000            2.71              13.00          4/30/07       122,633      310,779
John G. Endriz.........      8,000            1.45              13.00          4/30/07        65,404      165,748
Richard R. Craig.......     12,000            2.17              13.00          4/30/07        98,106      248,623

---------------
(1) Each of these options vests over four years at a rate of 25% of the shares subject to the option per year and has a ten-year term.

(2) Based on a total of 549,945 options granted to employees of the Company in 1997, including the Named Executive Officers.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table discloses for the Named Executive Officers information regarding options to purchase the Company's Common Stock exercised during 1997 and options to purchase the Company's Common Stock held at the end of 1997.

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               SHARES         VALUE          FISCAL YEAR END (#)           FISCAL YEAR END($)(2)
                            ACQUIRED ON    REALIZED(1)   ----------------------------   ----------------------------
           NAME             EXERCISE(#)        ($)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
           ----             ------------   -----------   ----------------------------   ----------------------------
Donald R. Scifres.........         --       $     --       459,291         52,413        $6,506,201       $175,340
John P. Melton............         --             --        30,983         30,825           324,970        77,349
David F. Welch............     15,000        318,603        26,573         31,200           198,806        77,349
John G. Endriz............     20,151        416,115        12,190         16,700            90,375        55,787
Richard R. Craig..........         --             --        55,711         26,310           626,482        82,937

---------------
(1) The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market of the shares subject to such options on the exercise date.

(2) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on January 2, 1998 ($15.125).

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     During 1997, the Compensation and Stock Option Committee established levels of compensation for the Company's executive officers. Dr. Myers, Senior Vice President, Corporate Research and Technology of Xerox Corporation, is currently a director and member of the Compensation and Stock Option Committee. See "Certain Relationships and Related Transactions -- Sales to and Agreements with Xerox."

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer of the Company, reviews the design, administration and effectiveness of the compensation program for executive officers, and approves annual bonuses and stock option grants for all executive officers. The Committee, serving under a charter adopted by the Board of Directors, is composed entirely of outside directors who have never served as officers of the Company.

     The Company operates in the extremely competitive and rapidly changing high technology industry. The Company believes that the compensation programs for executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall Company financial results and individual contributions.

     The compensation for each of the Company's executive officers consists of a base salary, an annual bonus and long-term incentive compensation in the form of stock option grants. Information obtained from available surveys of executive compensation in the high technology industry is used to determine total compensation levels. Based upon the Company's actual performance compared to its performance goals and the individual's performance compared to his or her performance goals the Committee then considers the award of a cash bonus.

     The Committee met in February 1998 to evaluate the annual bonus payable to the Company's executive officers and employees for fiscal 1997. In general, the performance factors utilized by the Committee to evaluate whether bonuses should be granted to Company's executive officers for fiscal 1997 are quantifiable and include, but are not limited to, the following: the Company's performance based on both revenue and profit before interest and taxes that must be attained before a portion of the incentives are awarded, and the officer's overall individual performance in his or her position and relative contribution during the year. Based on the above criteria, no bonuses were paid to executive officers for fiscal 1997.

     Based on the above criteria, the Committee believes that the Company's executive officers are committed to achieving positive long-term financial performance and enhanced stockholder value, and that the compensation policies and programs discussed in this report have motivated the Company's executive officers to work toward these goals oriented to increasing stockholder value.

     The goal of the Company's long-term incentive compensation in the form of stock options is to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of each stock option grant according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for equity-based compensation. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, and comparable awards made to individuals with comparable positions in other high technology companies. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

     In February 1997, the Committee determined the annual base salary for the Chief Executive Officer for 1998. In setting Dr. Scifres' annual base salary the Committee based its decision on Dr. Scifres personal performance of his duties and on salary levels paid to chief executive officers of other high technology companies, and set his compensation somewhat below the 50th percentile of the surveyed data.

     The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly held corporation is limited to no more than $1 million per year. For the fiscal year ended December 31, 1997, no executive officer of the Company received $1 million in total compensation, nor does the Company anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 1998.

                                          Compensation and Stock Option
                                          Committee

                                          Mark B. Myers, Ph.D.
                                          Frederic N. Schwettmann, Ph.D.
April 17, 1998

PERFORMANCE GRAPH

     The following chart compares the cumulative total stockholder return on the Company's Common Stock since the date of the Company's initial public offering (March 15, 1995) through the fiscal year ended December 31, 1997, with the cumulative total return on the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies) and the H&Q Technology Index for selected technology stocks. The comparison assumes $100 was invested on March 15, 1995 in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

        Measurement Period                                NASDAQ Stock       H&Q Technology
      (Fiscal Year Covered)            'SDL, Inc.'        Market--U.S.            Index
3/15/95                                  100.00              100.00               100.00
3/31/95                                  160.94              101.22               100.94
6/30/95                                  187.50              115.62               122.47
9/30/95                                  176.56              129.25               139.46
12/31/95                                 150.00              130.31               136.19
3/31/96                                  198.43              137.06               138.91
6/30/96                                  260.15              148.31              145..29
9/30/96                                  192.13              151.96               154.71
12/31/96                                 246.02              159.90               163.42
3/31/97                                  160.54              152.82               159.61
6/30/97                                  179.29              180.83               192.11
9/30/97                                  189.84              211.42               232.82
12/31/97                                 135.93              198.27               196.31

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SALES TO AND AGREEMENTS WITH XEROX

     During 1997 the Company sold $48,575 of products to Xerox Corporation ("Xerox"). Mark B. Myers, a Director of the Company, is a Senior Vice President of Xerox. The Company believes that these sales were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties.

     Effective September 1992, the Company and Xerox entered into an agreement addressing the relationship of the parties for the conduct of certain research and development regarding semiconductor laser arrays. The research and development program is an annually renewable five year effort funded by the National Institute of Standards and Technology ("NIST") in the aggregate amount $8,925,000, with matching funds scheduled to be contributed by the Company and Xerox in the aggregate amount of $2,947,000 and $6,158,000, respectively over the same period, subject to specified adjustments in the event NIST reduces their funding. Under the terms of the research and development agreement, the Company and Xerox will develop technology conceived and reduced to practice, developed or authored under the research and development program and each party will have certain exclusive rights to such technology for use in its specified field. The Company and Xerox will license to each other solely-owned technology and certain other technologies related to the program. In September 1992, the Company, on behalf of itself and Xerox entered into the first year of the cooperative agreement with NIST pursuant to which the parties agreed to the conduct of and funding for the aforementioned research program. The cooperative agreement was subsequently renewed by NIST in November 1993, November 1994 and renewed for the final two years in September 1995. Work under this agreement was completed in January 1998.

     As part of the agreement relating to its formation, the Company entered into a technology agreement with Spectra-Physics, Inc. ("Spectra-Physics") and Xerox (the "Technology Agreement"), pursuant to which Xerox granted the Company certain rights to certain technical information and patents held or developed by Xerox prior to September 30, 1989. In addition, the Technology Agreement gives Xerox certain rights to certain technical information and patents developed by the Company. The Company has agreed with Xerox that the cutoff date of the accrual of such rights shall be July 17, 1995. As part of a lawsuit between the Company and Spectra-Physics, Xerox asserted certain claims against the Company under the Technology Agreement, which claims were settled on May 19, 1997.

     In May 1995, the Company, Xerox and several other parties created a consortium to research and develop semiconductor laser that emit blue light. The project is funded by the Defense Advanced Research Projects Agency ("DARPA") in the aggregate amount of $4,136,000, scheduled to be paid over two years, with matching funds scheduled to be contributed by the Company and Xerox in the aggregate amount of $979,000 and $846,000, respectively, over the same period with additional funds contributed by the other consortium members. The consortium members shall retain the entire right, title and interest throughout the world to each invention developed under the program. The three principal members of the consortium, including the Company and Xerox, agreed to provide cross licenses to the other principal members on all patents which may issue for any invention related to Metal Organic Chemical Vapor Deposition growth technology of III-V nitrides. Work under this consortium agreement was completed in August 1997.

     In June 1996, the Company, Xerox and several other parties created a follow-on consortium to continue the research and development of a semiconductor laser that emits blue light. The project is funded by the Defense Advanced Research Project Agency ("DARPA") in the aggregate amount for the consortium of $5,003,948, scheduled to be paid over three years, with matching funds scheduled to be contributed by the Company and Xerox in the amounts of $1,450,618 and $917,286, respectively, over the same period with additional funds to be contributed by the other consortium members. The consortium members shall retain all right, title and interest throughout the world to each invention developed under the program. The three principal members of the consortium, including the Company and Xerox, agreed to provide cross licenses to the other principal members on all patents which may issue for any invention related to Metal Organic Chemical Vapor Deposition growth of III-V nitrides.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 16, 1998 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each Named Executive Officer and (d) all executive officers and directors who beneficially own shares, as a group.

                                              NUMBER OF SHARES    PERCENTAGE OF SHARES
         NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
         ------------------------            ------------------   ---------------------
LeRoy C. Kopp and Kopp Investment Advisors,
  Inc.(2)..................................      4,319,004                31.4%
United States Trust Company of New
  York(3)..................................      1,335,434                 9.7
Donald R. Scifres(4).......................      1,228,360                 8.9
John P. Melton(5)..........................        154,015                 1.1
David F. Welch(6)..........................        113,449                   *
Richard R. Craig(7)........................         57,459                   *
John G. Endriz(8)..........................         35,706                   *
Keith B. Geeslin(9)........................         15,248                   *
Mark B. Myers(10)..........................         12,450                   *
Frederic N. Schwettmann(11)................         11,174                   *
Anthony B. Holbrook(12)....................         10,250                   *
All executive officers and directors as a
  group (14 persons)(13)...................      1,700,045                12.4%

---------------
  * Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 16, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 13,736,746 shares outstanding on March 16, 1998, adjusted as required by the rules. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) LeRoy C. Kopp and Kopp Investment Advisors, Inc.'s address is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. Such information is based on a Schedule 13G filed by such stockholder with the Securities and Exchange Commission and reflects stock held as of December 31, 1997, including 520,000 shares as to which Kopp Investment Advisors, Inc. has sole voting power, 254,500 shares of which Kopp Investment Advisors, Inc. has sole investment power, 149,000 shares of which LeRoy C. Kopp has sole voting and investment power and 3,915,504 shares of which Kopp Investment Advisors, Inc. has shared investment power.

 (3) United States Trust Company of New York's address is 114 West 47th Street, New York, New York 10036. Such information is based on a Schedule 13G filed by such stockholder with the Securities and Exchange Commission and reflects stock held as of December 31, 1997, including 1,335,434 shares as to which United States Trust Company of New York has shared voting and investment power.

 (4) Includes (i) 521,914 shares held by The Donald R. and Carol D. Scifres Revocable Living Trust and 99,450 shares held by Dr. Scifres' five dependent children and (ii) 479,427 options exercisable during the sixty-day period following March 16, 1998. Dr. Scifres' address is c/o SDL, Inc., 80 Rose Orchard Way, San Jose, California 95134.

 (5) Includes (i) 112,307 shares held by John Philip Melton and Eve Wood Melton or successor(s), as trustees of the Melton Family Trust DTD 8/6/92 and (ii) 41,708 options exercisable during the sixty-day period following March 16, 1998.

 (6) Includes 35,423 options exercisable during the sixty-day period following March 16, 1998.

 (7) Includes 49,990 options exercisable during the sixty-day period following March 16, 1998.

 (8) Includes 18,540 options exercisable during the sixty-day period following March 16, 1998.

 (9) Includes 10,537 options exercisable during the sixty-day period following March 16, 1998.

(10) Includes 12,450 options exercisable during the sixty-day period following March 16, 1998.

(11) Includes 11,174 options exercisable during the sixty-day period following March 16, 1998.

(12) Includes 10,250 options exercisable during the sixty-day period following March 16, 1998.

(13) Includes 724,914 options exercisable during the sixty-day period following March 16, 1998.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's stockholders to be held in 1999 and included in the Company's proxy statement relating thereto, a stockholder proposal must be received by John P. Melton, Secretary, SDL, Inc., 80 Rose Orchard Way, San Jose, California, 95134-1365 no later than December 11, 1998.

                                 OTHER MATTERS

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC and the NASDAQ National Market. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no Forms 5 were required, during 1997, the Company believes that all reporting persons complied with all applicable reporting requirements, except as follows: Gregory C. Lindholm, former Vice President, Finance, Chief Financial Officer and Treasurer of the Company, filed one late Form 4.

     Other Matters. The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented.

     Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          By Order of the Board of Directors

                                          LOGO
                                          John P. Melton,
                                          Executive Vice President,
                                          Secretary and Director
April 17, 1998
San Jose, California

                                    SDL, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the 1995 Employee Stock Purchase Plan of SDL, Inc.

         1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. DEFINITIONS.

              (a) "Accrual Period" shall mean a period of approximately six months, commencing on April 10 and October 10 of each year and terminating on the last Trading Day immediately preceding the next following October 10 or April 10, respectively; provided, however, that the first Accrual Period shall commence on the Effective Date and shall end on the last Trading Day immediately preceding October 10, 1995.

             (b) "Board" shall mean the Board of Directors of the Company.

             (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

             (d) "Common Stock" shall mean the common stock of the Company.

             (e) "Company" shall mean SDL, Inc., a Delaware corporation.

             (f) "Compensation" shall mean an Employee's base salary plus shift differential and overtime from the Company or one or more Designated Subsidiaries, including such amounts of base salary, shift differential and overtime as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation (except as specifically provided in the first sentence), and welfare benefits.


             (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

             (h) "Effective Date" shall mean March 15, 1995. However, should any Designated Subsidiary become a Participating Company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

             (i) "Employee" shall mean any individual who is engaged in the rendition of personal services to the Company or a Designated Subsidiary for Compensation. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 180 days and the individual's right to reemployment is not guaranteed either by statute or by contact, the employment relationship will be deemed to have terminated on the 181st day of such leave.

             (j) "Enrollment Date" shall mean the first day of each Purchase Period.

             (k) "Exercise Date" shall mean the last day of each Accrual Period.

             (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the average of the closing sales prices for such stock (or the closing bid, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) or system on the last three Trading Days prior to the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                  (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market system thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the mean between the high and low asked prices for the Common Stock on the last three Trading Days prior to the day of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                  (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

             (m) "Participant" means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

             (n) "Plan" shall mean this Employee Stock Purchase Plan.

             (o) "Plan Administrator" shall mean either the Board or a committee of the Board that is responsible for the administration of the Plan.

             (p) "Purchase Period" shall mean a purchase period established pursuant to paragraph 4 hereof.

             (q) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

             (r) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

             (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

             (t) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

         3. ELIGIBILITY.

             (a) GENERAL. Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

             (b) LIMITATIONS ON GRANT AND ACCRUAL. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

             (c) OTHER LIMITS ON ELIGIBILITY. Notwithstanding paragraph (a) above, the following Employees, as defined in paragraph 2, shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) employees whose customary employment is 20 hours or less per week; and (ii) employees whose customary employment is for not more than 5 months in any calendar year.

         4. PURCHASE PERIODS.

             (a) The Plan shall be implemented by overlapping Purchase Periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with paragraph 19 hereof. Each Purchase Period shall be of such duration (which, except for the initial Purchase Period, shall not exceed twenty-four months per Purchase Period) as determined by the Plan Administrator prior to the commencement of the Purchase Period. The initial Purchase Period shall begin on the Effective Date and, except as provided herein, shall end on the Trading Day immediately preceding April 10, 1997. Subsequent Purchase Periods will commence on each succeeding April 10 or October 10 in each calendar year during which the Plan remains in existence.

             (b) A Participant shall be granted a separate purchase right for each Purchase Period in which he/she participates. The purchase right shall be granted on the first Trading Day of the Purchase Period and shall be automatically exercised in successive semi-annual installments on the last day of each Accrual Period ending within the Purchase Period.

             (c) An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in paragraph 4(d), an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which he/she is participating and must also enroll in the new Purchase Period prior to the commencement date for that period.

             (d) If on the first day of any Accrual Period in a Purchase Period in which an Employee is participating in the Plan the Fair Market Value of the Company's Common Stock is less than the Fair Market Value of the Company's Common Stock on the first day of the first Accrual Period within the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to paragraph 18(a)), the Purchase Period shall be terminated automatically and the Employee shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

             (e) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

         5. PARTICIPATION.

             (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least fifteen (15) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period.

             (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in paragraph 10.

         6. PAYROLL DEDUCTIONS.

             (a) At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he/she receives on each pay day during the Offering Period.

             (b) All payroll deductions made for a Participant shall be credited to his/her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

             (c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease the rate of his/her payroll deductions during the Purchase Period by completing or filing with the Company a new subscription agreement authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of his/her payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in payroll deduction rate within ten (10) business days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Purchase Period.

             (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 10.

             7. GRANT OF OPTION. On the first Trading Date of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on each Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

         8. EXERCISE OF OPTION. Unless a Participant withdraws from the Plan as provided in paragraph 10 below, his/her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period, if the Participant elects to participate in the next Purchase Period, or returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him/her.

         9. DELIVERY. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his/her option.

         10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

             (a) A Participant may withdraw all but not less than all the payroll deductions credited to his/ her account and not yet used to exercise his/her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his/her account will be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

             (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in Section 2(i)), the payroll deductions credited to such Participant's account during the Purchase Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under paragraph 14, and such Participant's option will be automatically terminated.

         11. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

         12. STOCK.

             (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

             (b) A Participant will have no interest or voting right in shares covered by his/her option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

             (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his/her spouse.

         13. ADMINISTRATION.

             (a) ADMINISTRATIVE BODY. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.

             (b) RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14. DESIGNATION OF BENEFICIARY.

             (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

             (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Purchase Period in accordance with paragraph 10.

         16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION; OR MERGER OR ASSET SALE.

             (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

             (b) CHANGE IN OWNERSHIP, DISSOLUTION OR LIQUIDATION. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date he/she has withdrawn from the Purchase Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

         19. AMENDMENT OR TERMINATION.

             (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Purchase Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

             (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no purchase rights shall be exercised or shares issued hereunder before the Plan shall have been approved by shareholders of the Company as provided in paragraph 24.

         22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

         23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         24. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company, or if such shareholder approval is obtained by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

         25. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

         26. EFFECT OF PLAN. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

         27. GOVERNING LAW. The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                    EXHIBIT A


                                    SDL, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


_______    Original Application                      Enrollment Date: _________
_______    Change in Payroll Deduction Rate
_______    Change of Beneficiary(ies)


           1. I, ________________________, hereby elect to participate in the SDL, Inc. 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

           2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (not to exceed 10%) during the Purchase Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

           3. I understand that the payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Purchase Period, any accumulated payroll deductions will be used to automatically exercise my option.

           4. I have received a copy of the complete "SDL, Inc. 1995 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

           5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:

                     _________________________________

                     _________________________________

           6. I understand that if I dispose of any shares received by me pursuant to this Plan within 2 years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares) or within 1 year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH

DISPOSITION AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I also understand that the foregoing income tax consequences are based on current federal income tax law and that the Company is not responsible for advising me of any changes in the applicable tax rules.

           7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

           8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan.

NAME (Please print):  _________________________________________________________
                          (First)             (Middle)               (Last)

Relationship:         _________________________________________________________

Address:              _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________

Employee's Social
Security Number:      _________________________________________________________

Employee's Address:   _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Employee Signature:   _________________________________________________________

Dated:                _________________________________________________________

Signature of spouse
if beneficiary is
other than spouse:    _________________________________________________________

Dated:                _________________________________________________________

                                    EXHIBIT B


                                    SDL, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT
                              NOTICE OF WITHDRAWAL


           The undersigned participant in the Purchase Period of the SDL, Inc. 1995 Employee Stock Purchase Plan which began on _________________, 19___ (the "Enrollment Date"), hereby notifies the Company that he or she hereby withdraws from the Purchase Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Purchase Period. The undersigned understands and agrees that his or her option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.


Name and Address
of Participant:       _________________________________________________________

                      _________________________________________________________

                      _________________________________________________________


Signature:            _________________________________________________________

Date:                 _________________________________________________________

                                    SDL, INC.

               AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

                            CERTIFICATE OF SECRETARY



             The undersigned, John P. Melton, does hereby certify that he is the duly elected, qualified and acting Secretary of SDL, Inc., a Delaware corporation (the "Company"), that, as such, he is authorized to execute this Certificate on behalf of the Company, and solely in such capacity, further certifies on behalf of the Company that:

         On February 5, 1998, the Board of Directors of the Company amended
         Section 12(a) of the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") to effect the following, subject to shareholder approval: to increase the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Purchase Plan to 850,000 shares.

             IN WITNESS WHEREOF, on behalf of the Company as the Secretary thereof, I have set my hand as of the 1st day of April, 1998.



                                      SDL, INC.
                                      A DELAWARE CORPORATION



                                      By: /s/ John P. Melton
                                         ---------------------------------
                                          John P. Melton
                                          Secretary

                          [FORM OF FRONT OF PROXY CARD]

                                                                         PROXY

                                    SDL, INC.
                               80 ROSE ORCHARD WAY
                               SAN JOSE, CA 95134

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                         ANNUAL MEETING ON MAY 14, 1998.

             Donald R. Scifres and John P. Melton, or any one of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholers of SDL, Inc. (the "Company"), to be held on Thursday, May 14, 1998, and any adjournment or postponement thereof.

             Election of two (2) Class 1 Directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: DR. DONALD R. SCIFRES AND MR. KEITH B. GEESLIN.

                          [FORM OF BACK OF PROXY CARD]

             Shares represented by this proxy will be voted as        MARK HERE FOR
directed by the shareholder. IF NO SUCH DIRECTIONS ARE INDICATED,     ADDRESS CHANGE             [  ]
THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL       AND NOTE AT RIGHT
DIRECTORS, AND FOR ITEMS 2 & 3.


------------------------------------------------------------------    Please sign exactly as your name appears herein. Joint owners
                 THE BOARD OF DIRECTORS RECOMMENDS                    should each sign. When signing as attorney, executor,
                    A VOTE FOR THE ELECTION OF                        administrator, trustee or guardian, please give full title as
                 DIRECTORS AND FOR PROPOSALS 2 & 3                    such.
                                 .
                                                                      Signature                                  Date
                                                                               -------------------------------       --------------
------------------------------------------------------------------

1. Election of Directors (see reverse):                               Signature                                  Date
          [ ] FOR    [ ] WITHHELD                                              -------------------------------       --------------
          FOR, except vote withheld from the following nominee(s):
                                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
          --------------------------------------------------------    USING THE ENCLOSED REPLY ENVELOPE.
          --------------------------------------------------------

2. To approve an amendment to the Company's 1995 Employee Stock
Purchase Plan to increase the number of shares reserved for
issuance thereunder from 450,000 to 850,000 shares.
          [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year:
          [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual
Meeting.